UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 27, 2009
(March 24, 2009)

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2009, TVI Corporation (the “Company”) received a letter (the “Letter”) from the NASDAQ Stock Market, Inc. (“NASDAQ”) with regard to the suspension of the rules requiring a minimum closing bid price of $1 and a minimum market value of publicly held shares.  The Letter states that given the continued extraordinary market conditions, NASDAQ is further extending the suspension of the rules requiring a minimum closing bid price of $1 and a minimum market value of publicly held shares.  The suspension will remain in effect until, and  the applicable rules will be reinstated, on Monday, July 20, 2009.  As a result of this continued suspension, the Company now has until September 2, 2009 to regain compliance with the minimum price rule.  The Company previously had until June 4, 2009 to regain such compliance.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Letter dated March 24, 2009, to the Company from the NASDAQ Stock Market, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI Corporation

March 27, 2009	By:	/s/ SHERRI S. VOELKEL
Sherri S. Voelkel
Senior Vice President and Chief Financial Officer